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                                                                      Exhibit 11


                                                     Year ended December 31,
                                                   ----------------------------
                                                       2000            1999
                                                   ------------    ------------
 Basic:
       Weighted average shares outstanding           24,476,842      13,159,154
                                                   ============    ============

       Net (loss) income:
             From continuing operations            $   (140,921)   $ (1,351,494)
             From discontinued operations               458,980          91,379
                                                   ------------    ------------
             Total                                 $    318,059    $ (1,260,115)
                                                   ============    ============

       Basic (loss) earning per share:
             From continuing operations            $      (0.01)   $      (0.10)
             From discontinued operations                  0.02               -
                                                   ------------    ------------
             Total                                 $       0.01    $      (0.10)
                                                   ============    ============

Diluted:
       Weighted average shares outstanding           24,476,842      13,159,154

       Net effect of dilutive stock options and
          warrants based on the treasury stock
          method using the year-end market price,
          if higher than average market price                 -               -

                                                   ------------    ------------
       Total                                         24,476,842      13,159,154
                                                   ============    ============

       Net (loss) income:
             From continuing operations            $   (140,921)   $ (1,351,494)
             From discontinued operations               458,980          91,379
                                                   ------------    ------------
             Total                                 $    318,059    $ (1,260,115)
                                                   ============    ============

       Diluted (loss) earning per share:
             From continuing operations            $      (0.01)   $      (0.10)
             From discontinued operations                  0.02               -
                                                   ------------    ------------
             Total                                 $       0.01    $      (0.10)
                                                   ============    ============